Lake City Bank

Amended and Restated

Deferred Compensation Plan

Effective December 9, 2008

Lake City Bank

Amended and Restated

Deferred Compensation Plan

TABLE OF CONTENTS

Page
ARTICLE 1 Definitions	1
ARTICLE 2 Selection, Enrollment, Eligibility	6
ARTICLE 3 Deferral Commitments/Vesting/Crediting/Taxes	8
ARTICLE 4 Deduction Limitation	11
ARTICLE 5 In-Service Distribution; Unforeseeable Financial Emergencies; Withdrawal Election	12
ARTICLE 6 Distributions	14
ARTICLE 7 Retirement Benefit	16
ARTICLE 8 Termination Benefit	16
ARTICLE 9 Disability Benefit	16
ARTICLE 10 Survivor Benefit	16
ARTICLE 11 Beneficiary Designation	17
ARTICLE 12 Leave of Absence	18
ARTICLE 13 Termination, Amendment or Modification	18
ARTICLE 14 Administration	20

ARTICLE 15 Other Benefits and Agreements	21
ARTICLE 16 Claims Procedures	21
ARTICLE 17 Trust	24
ARTICLE 18 Miscellaneous	24

i

Lake City Bank

Amended and Restated

Deferred Compensation Plan

LAKE CITY BANK

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN

Effective December 9, 2008

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of Lake City Bank, an Indiana state bank with its main office in Warsaw, Indiana, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is intended to comply with all applicable law, include Code Section 409A and related Treasured guidance and Regulations, and shall be operated and interpreted in accordance with this intention.

This Plan was originally adopted effective January 1, 2004 and is hereby amended and restated in its entirety December 9, 2008. This Plan is intended to comply with Section 409A in its entirety and has at all times since January 1, 2005 been operated in good faith compliance with Section 409A. This Plan shall apply only with respect to amounts deferred or vested on or after January 1, 2005.

ARTICLE 1

Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1

“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the Deferral Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2

“Annual Deferral Amount” shall mean that portion, expressed as a stated dollar amount or a percentage as may be permitted on the applicable Election Form as approved and provided by the Committee, of a Participant's Base Salary, Bonus or LTIP Amount that a Participant defers in accordance with ARTICLE 3 for any one Plan Year. In the event of a Participant's Retirement, death or a Cessation of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.3

“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the Account Balance of the Participant shall be calculated as of the close of business on or around the last business day of the Plan Year in which the Participant Retires or is deemed to have Retired in accordance with Section 9.2, as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the Account Balance of the Participant shall be calculated on every applicable anniversary of the last business day of the Plan Year in which the Participant Retires or is deemed to have Retired in accordance with Section 9.2. Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due to the Participant.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

1.4	“Bank” shall mean Lake City Bank, an Indiana state bank, and any successor to all or substantially all of the Bank’s assets or business.
1.5

“Base Salary” shall mean the annual cash compensation relating to services performed for the Employer during any calendar year, excluding distributions from nonqualified deferred compensation plans, Bonuses, commissions, overtime, fringe benefits, relocation expenses, incentive payments, stock options, restricted stock, stock appreciation rights, and other equity or non-cash incentive based awards, non-monetary awards, director fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income) and any extraordinary items of compensation. Base Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of the Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by the Employer; provided, however, that all such amounts will be included in Base Salary only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.6

“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with ARTICLE 11, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.7

“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes signs and returns to the Committee to designate one or more Beneficiaries.

1.8	“Benefit Distribution Date” shall have the meaning set forth in 6.1.
1.9	“Board” shall mean the board of directors of the Bank.
1.10

“Bonus” shall mean compensation related to services performed for the Employer during a calendar year, as approved by the Committee in its sole discretion, under any annual bonus or cash incentive plans, excluding any earnings that result from or are related to the grant, award or exercise of stock options, restricted stock, stock appreciation rights, other equity based awards and all other non-cash incentive based awards.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

1.11

“Cessation of Employment” shall mean the severing of employment with the Employer, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence; provided that such cessation of employment qualifies as a separation from service under Section 409A.

1.12	“Change in Control” shall mean:
(a)

The date of the consummation of the acquisition by any “person” (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of Lakeland Financial Corporation (the “Company”); or

(b)

The date that individuals who, as of date hereof, are members of the board of directors of the Company (the “Company Board”) cease for any reason to constitute a majority of the Company Board, unless the election, or nomination for election by the Company stockholders, of a new Company director was approved by a vote of a majority of the Company Board, and such new director shall, for purposes of this Plan, be considered as a member of the Company Board; or

(c)

The date of the consummation by the Company of (i) a merger or consolidation of the Company, if the Company stockholders immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

In the event that any benefit under the Plan constitutes Deferred Compensation (as defined in Section 409A) and the settlement of or distribution of benefits under this Plan is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event’ permitted under Section 409A.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

1.13	“Claimant” shall have the meaning set forth in Section 16.1.
1.14	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder from time to time.
1.15	“Committee” shall mean the committee described in ARTICLE 13.
1.16	“Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in ARTICLE 4.
1.17

“Deferral Account” shall mean (i) the sum of all of a Participant's Annual Deferral Amounts, plus (ii) amounts credited or debited to the Participant’s Deferral Account in accordance with this Plan, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18	“Director” shall mean any member of the Board.
1.20	“Disability Benefit” shall mean the benefit set forth in ARTICLE 9.
1.21

“Effective Date” means December 9, 2008; provided, however, that if any change pursuant to the amendment and restatement of this Plan constitute a change in the form or timing of distributions under Section 409A, such changes shall be effective as of January 1, 2009.

1.22

“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan for deferrals and to designate the time and form of payment.

1.23	“Employee” shall mean a person who is an employee of an Employer, as determined by the Committee.
1.24	“Employer” shall mean the Bank and/or any of its subsidiaries or parent company (now in existence or hereafter formed or acquired).
1.25	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder from time to time.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

1.26	“In-Service Distribution” shall mean the distribution set forth in Section 5.1.
1.27	“LTIP Amounts” shall mean any portion of the compensation attributable to a Plan Year that is earned by a Participant under the Lakeland Financial Corporation Long Term Cash Incentive Plan.
1.28

“Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce. Exclusively for purposes of this Plan, a person shall remain an Employee without interruption or Cessation of Service if the person is transferred to or from the Bank and any of its subsidiaries.

1.29	“Plan” shall mean the Lake City Bank Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.
1.30

“Plan Agreement” shall mean a written agreement in the form prescribed by or acceptable to the Committee that evidences a Participant’s agreement to the terms of the Plan and which may establish additional terms or conditions of Plan participation for a Participant. A Plan Agreement may, in the Committee’s sole discretion, provide for differing distribution elections for separate Plan Years. Unless otherwise determined by the Committee, the most recent Plan Agreement accepted with respect to a Participant shall supercede any prior Plan Agreements for such Participant.

1.31	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.
1.32

“Retirement,” “Retire(s)” or “Retired” shall mean Cessation of Employment from all Employers for any reason other than a leave absence, death or Disability on or after the earlier of the attainment of age fifty-five (55) with ten (10) Years of Service.

1.33	“Retirement Benefit” shall mean the benefit set forth in ARTICLE 7.
1.34

“Section 409A” shall mean Code Section 409A, and any U.S. Treasury Department regulations and guidance promulgated thereunder, including such regulations and guidance promulgated after the effective date of the Plan as deemed appropriate by the Committee.

1.35

“Specified Employee” shall mean any Participant who is a “key employee” (as defined in Code Section 416(i) without regard to paragraph (5) thereof), as determined by the Committee based upon the 12-month period ending on each December 31st (such 12-month period is referred to below as the “identification period”). All Participants who are determined to be key employees under Code Section 416(i) (without regard to paragraph (5) thereof) during the identification period shall be treated as Specified Employees for purposes of the Plan during the 12-month period that begins on April 1st following the close of such identification period. For purposes of determining whether an individual is a key employee under Code Section 416(i), “Compensation” shall mean such individual’s W-2 compensation as reported by the Employer for a particular calendar year.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

1.36	“Survivor Benefit” shall mean the benefit set forth in ARTICLE 10.
1.37	“Termination Benefit” shall mean the benefit set forth in ARTICLE 8.

1.38	“Trust” shall mean one or more trusts established shall mean one or more trusts established by the Bank in accordance with ARTICLE 17.
1.39

“Unforeseeable Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in a severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.40

“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee's date of hiring and that, for any subsequent year, commences on the anniversary of that hiring date. The Committee in its discretion may adjust the hire date of a Participant solely for purposes of this Plan to reflect prior Years of Service in the event a Participant is re-hired by the Employer. A partial year of employment shall not be treated as a Year of Service.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1

Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employer, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees who may actually participate in the Plan.

2.2	Enrollment and Eligibility Requirements; Commencement of Participation.
(a)

As a condition of participation, each selected Employee who is eligible to participate in the Plan effective as of the first day of a Plan Year shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form prior to the first day of such Plan Year, or such other earlier deadline as may be established by the Committee in its sole discretion. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

(b)

A selected Employee who first becomes eligible to participate in this Plan after the first day of a Plan Year and who is not otherwise prohibited from making an election under this subsection (b) by operation of the plan aggregation requirements of Section 409A, must complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form within thirty (30) days after he or she first becomes eligible to participate in the Plan, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. In such event, such person’s participation in this Plan shall not commence earlier than the date determined by the Committee pursuant to Section 2.2(c) and such person shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus or LTIP Amounts that are paid with respect to services performed prior to his or her participation commencement date, except to the extent permissible under Section 409A.

(c)

Each selected Employee who is eligible to participate in the Plan shall commence participation in the Plan on the date that the Committee determines, in its sole discretion, that the Employee has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period. Notwithstanding the foregoing, the Committee shall process such Participant’s deferral election as soon as administratively practicable after such deferral election is submitted to and accepted by the Committee.

(d)

Notwithstanding the foregoing provisions of this Section 2.2, if the Participant was eligible to participate in any other account balance plans sponsored by the Plan (as referenced in Section 409A) prior to becoming eligible to participate in this Plan, the initial election to defer Base Salary, Bonuses and LTIP Amounts under this Plan shall not be effective until the Plan Year following the Plan Year in which the Participant became eligible to participate in this Plan.

(e)	If an Employee fails to meet all requirements contained in this Section 2.2 within the period required, that Employee shall not be eligible to participate in the Plan during such Plan Year.
2.3

Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion and to the extent permitted by Section 409A, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Committee makes such determination, (ii) prevent the Participant from making future deferral elections and/or (iii) take further action that the Committee deems appropriate or necessary. Notwithstanding the foregoing, in the event of a termination of the Plan in accordance with Section 13.1, the termination of the affected Participants’ eligibility for participation in the Plan shall not be governed by this Section 2.3, but rather shall be governed by ARTICLE 13. In the event that a Participant is no longer eligible to defer compensation under this Plan, the Participant’s Account Balance shall continue to be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of this Plan.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

ARTICLE 3

Deferral Commitments/Vesting/Crediting/Taxes

3.1

Minimum Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a portion of Base Salary, Bonus and/or LTIP Amounts in a minimum amount of one thousand dollars ($1,000). If a Participant elects less than the stated minimum amount or except as provided in Section 3.3 if a Participant fails to make an election, the amount deferred shall be zero (“0.00”).

3.2	Maximum Deferral.
(a)

Maximum Annual Deferral Amount. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, a portion of Base Salary, Bonus and/or LTIP Amounts up to the following maximum percentages for each deferral elected:

Deferral	Minimum Amount
Base Salary	50%
Bonus	80%
LTIP	80%
(b)

Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount (i) with respect to Base Salary shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) with respect to Bonus, shall be limited to those amounts deemed eligible for deferral, in the sole discretion of the Committee.

3.3	Timing of Deferral Elections; Effect of Election Form.
(a)

First Plan Year. In connection with a Participant's commencement of participation in the Plan, the Participant shall complete an Election Form, along with such other elections as the Committee deems necessary or desirable under the Plan. The Election Form must be completed prior to the first day of the Plan Year or within thirty (30) days of the Employee first becoming eligible to participate in the Plan if not at the beginning of a Plan Year, or within such other earlier deadline as may be established by the Committee, in its sole discretion, in order to participate for that Plan Year. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above), and accepted by the Committee. Once the Election Form is submitted it is irrevocable and shall remain in effect for the entire Plan Year and all subsequent Plan Years, unless the Participant submits a revised Election Form prior to the end of a Plan Year to be effective as of the first day of the subsequent Plan Year, within the time frame set out by the Committee for completing revised Election Forms as described in subsection (b).

Lake City Bank

Amended and Restated

Deferred Compensation Plan

(b)

Subsequent Plan Years. For each succeeding Plan Year, the Election Form completed and filed by the Participant shall remain in effect, unless a Participant completes a revised Election Form prior to the end of one Plan Year to be effective as of the first day of the next following Plan Year. The Committee, in its sole discretion, shall set forth the timeframe for accepting revised Election Forms, and such other elections as the Committee deems necessary or desirable under the Plan.

(c)

Transition Rules. In a manner consistent with Section 409A, during 2007 and 2008 the Committee may solicit new distribution election forms from Participants in order for the Participants to change the method or timing of distribution of all amounts subject to Section 409A, provided such elections are solicited and properly made prior to December 31, 2007 or December 31, 2008, as applicable. In the event the Committee elects to solicit new forms under this Section, the failure by a Participant to submit a complete and timely revised form will result in the application of the Participant’s most recently submitted and accepted form.

3.4

Withholding and Crediting of Annual Deferral Amounts. For each Plan Year, the Base Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Salary. The portions of Bonus and/or LTIP Amount of the Annual Deferral Amount shall be withheld at the time the Bonus or LTIP Amount are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself. Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.

3.5	Vesting. A Participant shall at all times be 100% vested in that portion of his or her Deferral Account representing the Participant’s Annual Deferral Amounts.
3.6

Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant's Account Balance in accordance with the following rules:

Lake City Bank

Amended and Restated

Deferred Compensation Plan

(a)

Measurement Funds. Subject to the restrictions found in Section 3.6(b) below, the Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund. Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)

Election of Measurement Funds. Subject to the restrictions found in this Section 3.6(b), a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.6(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance. If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion. Subject to the restrictions found in this Section 3.6(b) below, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)

Proportionate Allocation. In making any election described in Section 3.6(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(d)

Crediting or Debiting Method. The performance of each Measurement Fund (either positive or negative) will be determined by the Committee, in its sole discretion on a daily basis based on the manner in which such Participant’s Account Balance has been hypothetically allocated among the Measurement Funds by the Participant.

(e)

No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant's election of any such Measurement Fund, the allocation of his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant's Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Bank or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant's Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Bank or the Trust; the Participant shall at all times remain an unsecured creditor of the Bank.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

3.7	FICA and Other Taxes.
(a)

Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Salary, Bonus and/or LTIP Amounts that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.

(b)

Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

Deduction Limitation

4.1

Deduction Limitation on Benefit Payments. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any payments to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan, provided that all scheduled payments that are permitted to be delayed pursuant to this ARTICLE 4 are delayed. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.5, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participants’ death) at the earliest of the following events: (i) the earliest possible date, as determined by the Employer in good faith, on which the deductibility of the payments hereunder to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Code Section 162(m); (ii) the effective date of a Change in Control; or (iii) the effective date of the Participant’s Cessation of Employment, Retirement, Disability or death provided that, subject to Section 6.3(c), payment is made no later than the 15th day of the third month following such event. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

ARTICLE 5

In-Service Distribution; Unforeseeable Financial Emergencies;

Withdrawal Election

5.1

In-Service Distribution. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Distribution from the Plan with respect to all or a portion of the Annual Deferral Amount. The In-Service Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount that the Participant elected to have distributed as an In-Service Distribution, plus amounts credited or debited in the manner provided in Section 3.6(d) above on that amount, calculated as of the close of business on or around the date on which the In-Service Distribution becomes payable, as determined by the Committee in its sole discretion. Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant. The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2007, the earliest possible In-Service Distribution would become payable during a sixty (60) day period commencing January 1, 2011. Once a Participant elects to receive an In-Service Distribution from the Plan for a given Plan Year such In-Service Distribution election shall remain in effect for all subsequent Plan Years until a revised Election Form is received by the Committee. Provided, however, if the Participant has elected to receive his or her In-Service Distribution on a date more than three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred, such Participant shall be deemed to have elected to receive an In-Service Distribution of all subsequent future deferral amounts on the first day of the Plan Year that is three Plan Years after the end of the Plan Year in which the deferral occurs.

5.2

Other Benefits Take Precedence Over In-Service Distributions. Should an event occur that triggers a benefit under ARTICLE 7, ARTICLE 8, ARTICLE 9, or ARTICLE 10, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to an In-Service Distribution election under Section 5.1 shall not be paid in accordance with Section 5.1 but shall be paid in accordance with the other applicable Article.

5.3	Withdrawal Payout/Election Cancellation for Unforeseeable Emergencies.
(a)

If the Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan. The Participant shall only receive a payout from the Plan to the extent such payout is deemed necessary by the Committee to satisfy the Participant’s Unforeseeable Emergency. If the Committee approves a payout from the Plan as permitted herein, the Participant’s deferral election for the remainder of that Pan Year shall be terminated and the Participant shall not be eligible to participate in the Plan for the immediately following Plan Year.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

(b)

The payout shall not exceed the lesser of (i) the portion of the Participant's vested Account Balance which is attributable to his or her Deferral Account, calculated as of the close of business on or around the date on which the amount becomes payable, as determined by the Committee in its sole discretion, or (ii) the amount necessary to satisfy the Unforeseeable Emergency. Notwithstanding the foregoing, a Participant may not receive a payout from the Plan to the extent that the Unforeseeable Emergency is or may be relieved (A) through reimbursement or compensation by insurance or otherwise, or (B) by liquidation of the Participant’s assets (other than tax-qualified retirement assets), to the extent the liquidation of such assets would not itself cause severe financial hardship.

(c)

If the Committee, in its sole discretion, approves a Participant’s petition for payout, the Participant’s deferrals under this Plan shall be cancelled for the remainder of the Plan Year as of the date of such approval and the Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

(d)

Notwithstanding the foregoing, the Committee shall interpret all provisions relating to a payout due to an Unforeseeable Emergency and Election Cancellation under this Section 5.3 in a manner that is consistent with Section 409A.

ARTICLE 6

Distributions

6.1	Benefit Distribution Date. A Participant’s Benefit Distribution Date shall be the earliest to occur of the following dates:
(a)	The last day of the Plan Year in which the Participant Retires as provided in ARTICLE 7;
(b)	The last business day of the Plan Year in which the Participant incurs a Cessation of Employment as provided in ARTICLE 8;
(c)	The date the Participant dies;
(d)	The date the Committee deems the Disabled Participant has terminated employment or Retired; or
(e)	The date specified by the Participant for an In-Service Distribution as provided in Section 5.1.
6.2

Limited Cashouts. Notwithstanding the foregoing provisions of this Section 6.1, if a Participant’s Account Balance, taking into account any other nonqualified deferred compensation that must be aggregated with this Plan pursuant to Section 409A; at the time of his or her Retirement or Cessation of Employment is not greater than the applicable dollar limit under Code Section 401(g)(1)(B) ($15,500 for the calendar year 2008), the Account Balance (applying the plan aggregation rules of Section 409A) shall be paid to the Participant in a lump sum payment on or before the later of: (i) December 31st of the calendar year in which the Participant Retires or incurs a Cessation of Service; or (ii) the 15th day of the third month following the Participant’s Retirement or Cessation of Service. Upon the date of payment pursuant to this Section 6.1, the Participant shall have no further interest under the Plan or any similar deferred compensation arrangements, as defined under Code Section 409A and the regulations promulgated thereunder, with the Bank.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

6.3	Time of Distribution. Distributions pursuant to this Plan shall be paid in accordance with ARTICLE 5, ARTICLE 7, ARTICLE 8, ARTICLE 9 or ARTICLE 10, provided that:
(a)	Any distribution to be made in a lump sum shall be paid no later than sixty (60) days after the Participant’s Benefit Distribution Date;
(b)

Any distributions to be made in annual installments shall commence no later than sixty (60) days after the Participant’s Benefit Distribution Date, and thereafter shall be made annually no later than sixty (60) days after each anniversary of the Participant’s Benefit Distribution Date;

(c)

Notwithstanding the foregoing, if the Participant is a Specified Employee and the Benefit Distribution Date is determined pursuant to Section 6.1(a) or Section 6.1(b), then distribution of such Participant’s Accounts shall not be made or commence prior to the date six (6) months after such Benefit Distribution Date at which time the accumulated amounts owed to date shall be paid and then the remaining payments shall be paid as scheduled; and

(d)

To the extent the Participant has a choice of distribution methods and the Participant does not make such election, then such Participant shall be deemed to have elected to receive his or her benefit in a lump sum.

6.4

Change to Election Forms. A Participant may delay the Benefit Distribution Date or change the form of payment of the Participant’s Account by submitting a new Election Form to the Committee in accordance with the following criteria:

(a)	The election to modify the time or form of distribution shall have no effect until at least twelve (12) months after the date on which the new election is made;
(b)

With respect to payments, other than as described in Section 5.3 (Unforeseeable Emergency), Section 9.2 (Disability) or Section 10.2 (death), the first payment pursuant to the modified election shall be delayed for a period of not less than five (5) years from the Participant’s originally scheduled Benefit Distribution Date; and

(c)

With respect to payments described in Section 5.1 (In-Service Distribution), the new election may not be made less than twelve (12) months prior to the first scheduled payment under the Participant’s originally scheduled Benefit Distribution Date.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

(d)

Notwithstanding the foregoing, the Committee shall interpret all provisions relating to changing an election under this Section 6.4 in a manner that is consistent with Section 409A. To the extent the Committee determines such an election to be inconsistent with Section 409A, the election shall not be effective.

(e)	Subject to subsection (c) above and the applicability of subsection (f) below, the Election Form most recently accepted by the Committee shall govern the payout of any benefit.
(f)

In a manner that is consistent with Section 409A, during 2008 the Committee may solicit new Election Forms from participants in order for the Participants to change the method or timing of distributions of all amounts subject to Section 409A, provided such elections are solicited and properly made prior to December 31, 2008. In the event the Committee elects to solicit new Election Forms under this Section, the failure by the Participant to submit a complete and timely Election Form will result in the application of the default provisions of Section 6.3(d).

ARTICLE 7

Retirement Benefit

7.1

Retirement Benefit. A Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

7.2

Payment of Retirement Benefit. A Participant, in connection with each election to defer Annual Deferral Amounts, shall elect on an Election Form to receive the Retirement Benefit, subject to Section 6.2, in a lump sum or pursuant to an Annual Installment Method of up to ten (10) years. The Retirement Benefit shall be paid as provided in ARTICLE 6.

ARTICLE 8

Termination Benefit

8.1

Termination Benefit. A Participant who experiences a Cessation of Employment shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date, as determined by the Committee in its sole discretion.

8.2	Payment of Termination Benefit. The Termination benefit shall be paid to the Participant in a lump sum.

ARTICLE 9

Disability Benefit

9.1

Disability Benefit. Upon a Participant’s Disability and subsequent termination of employment prior to Retirement, the Participant shall receive a Disability Benefit, which shall be equal to the Participant’s Account Balance, calculated as of the close of business on or around the Participant’s Benefit Distribution Date.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

9.2

Payment of Disability Benefit. A Disabled Participant shall receive his or her Disability benefit in a lump sum payment no later than sixty (60) days after the Participant’s Benefit Distribution Date. Notwithstanding the foregoing, if the Participant is eligible for Retirement as of his or her Benefit Distribution Date, the Participant is deemed to have Retired shall be paid in the same manner as if the Participant had instead Retired. The Disability Benefit shall be paid as provided in ARTICLE 6.

ARTICLE 10

Survivor Benefit

10.1

Survivor Benefit. If a Participant dies prior to the complete distribution of his or her Account Balance, the Participant's Beneficiary(ies) shall receive a Survivor Benefit which will be equal to the Participant's vested Account Balance, calculated as of the close of business on the first business day following the date of the Participant's death.

10.2

Payment of Survivor Benefit. The Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment provided that the Committee has been provided with proof that is satisfactory to the Committee of the Participant’s death.

ARTICLE 11

Beneficiary Designation

11.1

Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

11.2

Beneficiary Designation; Change of Beneficiary Designation. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant designates someone other than his or her spouse as a Beneficiary, the Committee may, in its sole discretion, determine that spousal consent is required to be provided on a form designated by the Committee and subject to such requirements as the Committee shall determine. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary Designation Forms previously filed shall be cancelled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

11.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.
11.4

No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 11.1, 11.2 and 11.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

11.5

Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

11.6

Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 12

Leave of Absence

12.1

Paid Leave of Absence. If a Participant is authorized by the Employer to take a paid leave of absence from the employment of the Employer, (i) the Participant shall continue to be considered eligible for the benefits provided in ARTICLE 3, ARTICLE 5, ARTICLE 7, ARTICLE 8, ARTICLE 9 or ARTICLE 10 in accordance with the provisions of those Articles, (ii) the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.2 (to the extent that any Base Salary, Bonus or LTIP Amount is being paid, and proportionately adjusted in the case that Base Salary, Bonus or LTIP Amount has been impacted by such leave of absence, as permitted under Section 409A), and (iii) the Participant shall not be deemed to have had a Cessation of Employment.

12.2

Unpaid Leave of Absence. If a Participant is authorized by the Participant's Employer to take an unpaid leave of absence from the employment of the Employer for any reason, such Participant shall continue to be eligible for the benefits provided in ARTICLE 3, ARTICLE 5, ARTICLE 7, ARTICLE 8, ARTICLE 9 or ARTICLE 10 in accordance with the provisions of those Articles and shall not be deemed to have had a Cessation of Employment. However, to the extent permitted under Section 409A, the Participant shall be excused from fulfilling his or her Annual Deferral Amount commitment that would otherwise have been withheld during the remainder of the Plan Year in which the unpaid leave of absence is taken. During the unpaid leave of absence, the Participant shall not be allowed to make any additional deferral elections. However, if the Participant returns to employment, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee or its designee for each such election in accordance with Section 3.2 above.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

ARTICLE 13

Termination, Amendment or Modification

13.1

Termination. Although the Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Employer will continue the Plan or will not terminate the Plan at any time in the future.

(a)

Plan Termination Generally. The Employer may unilaterally terminate this Plan at any time. Except as provided in Section 13.1(b), the termination of this Plan shall not cause a distribution of benefits under this Plan. Rather, upon such termination benefit distributions will be made at the earliest distribution event permitted under ARTICLE 5 or ARTICLE 6.

(b)	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Section 13.1(a), if the Employer terminates this Plan in the following circumstances:
(i)

Within thirty (30) days before, or twelve (12) months after a Change in Control, provided that all distributions are made no later than twelve (12) months following such termination of the Plan and further provided that all the Employer's arrangements which are substantially similar to the Plan are terminated so the Participant and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(ii)

Upon the Employer’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in the Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(iii)

Upon the Employer’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder), provided that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and the Employer does not adopt any new non-account balance plans for a minimum of five (5) years following the date of such termination; the Employer may distribute the Account Balances, determined as of the date of the termination of the Plan to the Participant, in a lump sum subject to the above terms.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

13.2	Amendment.

(a)

The Employer may, at any time, amend or modify the Plan in whole or in part by the action of its Board; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, (ii) no amendment or modification of this Section 13.2 or Section 14.2 of the Plan shall be effective, and (iii) no amendment or modification shall be made unless such amendment or modification complies with Section 409A. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer months (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

(b)

Notwithstanding any provisions of the Plan to the contrary, in the event that the Employer determines that any provision of the Plan may violate or otherwise not comply with Section 409A, the Employer may, without the consent of any Participant or Beneficiary: (i) adopt such amendments to the Plan and appropriate policies and procedures, including amendments and policies with retroactive effective dates, that the Employer determines necessary or appropriate to preserve the intended treatment of the Plan or the benefits provided by the Plan; and/or (ii) take such other actions as the Employer determines necessary or appropriate to comply with the requirements of Section 409A.

13.3

Effect of Payment. The full payment of the Participant’s vested Account Balance under ARTICLE 3, ARTICLE 7, ARTICLE 8, ARTICLE 9 or ARTICLE 10 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

ARTICLE 14

Administration

14.1

Committee Duties. Except as otherwise provided in this ARTICLE 14, this Plan shall be administered by the Compensation committee of the Employer, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan, (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan, and (iii) delegate such duties to individuals or other committees as it deems necessary. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Bank.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

14.2

Administration Upon Change In Control. For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Within thirty (30) days following a Change in Control, an independent third party trustee shall be appointed under the Trust and at all times prior to the distribution of all Account Balances under the Plan, the Trust shall not be terminated or modified and an independent third party trustee shall be the trustee of the Trust.

14.3

Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to the Employer.

14.4

Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

14.5

Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, any Employer or Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

14.6

Employer Information. To enable the Committee and/or Administrator to perform its functions, the Bank and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Cessation of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 15

Other Benefits and Agreements

15.1

Coordination with Other Benefits. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

ARTICLE 16

Claims Procedures

16.1

Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

16.2

Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but no later than ninety (90) days after receiving the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period. In no event shall such extension exceed a period of ninety (90) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. The Committee shall notify the Claimant in writing:

(a)	that the Claimant's requested determination has been made, and that the claim has been allowed in full; or
(b)

that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;
(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;
(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;
(iv)	an explanation of the claim review procedure set forth in Section 16.3 below; and
(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

16.3

Review of a Denied Claim. On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. The Claimant (or the Claimant's duly authorized representative):

(a)	may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;
(b)	may submit written comments or other documents; and/or
(c)	may request a hearing, which the Committee, in its sole discretion, may grant.
16.4

Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;
(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;
(c)

a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
16.5

Disability Related Claims. Notwithstanding the above-described claims procedure, if a claim involves a determination of whether the Participant is Disabled, certain time periods related to the claim review process are revised as described within this section. The ninety (90) day period for responding to an initial claim will be shortened to a forty-five (45) day period. If circumstances require the review period to be extended (up to thirty (30) days) the Claimant will be notified prior to the expiration of the forty-five (45) day period. The notice of any extension must describe the reason for the extension, explain the standards on which entitlement to benefits is based, list any unresolved issues, request any information that will assist in resolving the unresolved issues and provide you with an estimate of the date a decision is expected to be made. If additional information is needed, the Claimant will be afforded forty-five (45) days to provide the necessary information. If prior to the end of the initial thirty (30) day extension, the Committee determines that additional time is required (up to an additional thirty (30) days) due to circumstances beyond the Committee’s control, the Committee will notify the Claimant prior to the expiration of the extension and explain the reason for the extension and the estimated response date. In addition, the sixty (60) day period to make an appeal, as described above, shall be extended to one hundred-eighty (180) days and the sixty (60) day period to respond to the appeal (initial or extended) will be forty-five (45) days.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

16.6

Legal Action. A Claimant's compliance with the foregoing provisions of this Article 16 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 17

Trust

17.1

Establishment of the Trust. The Employer shall establish a trust by a trust agreement with a third party, the trustee, (the “Trust”), and the Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

17.2

Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

17.3

Distributions From the Trust. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

ARTICLE 18

Miscellaneous

18.1

Status of Plan. The Plan is intended to be a plan that is (a) not qualified within the meaning of Code Section 401(a); (b) “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1); and (c) compliant with Section 409A. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

18.2

Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

18.3

Employer's Liability. An Employer's liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

18.4

Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

18.5

Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, as an Employee or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

18.6

Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

18.7

Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

18.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

18.9

Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Indiana without regard to its conflicts of laws principles.

18.10

Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Lake City Bank
202 E. Center Street
Warsaw, Indiana 46580
Attn: Chief Financial Officer

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

18.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.
18.12

Spouse's Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

18.13

Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

18.14

Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

18.15

Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in the form of a qualified domestic relations order, as defined in Section 414(p)(1)(B) of the Code, in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant’s benefits under the Plan to that spouse or former spouse.

Lake City Bank

Amended and Restated

Deferred Compensation Plan

18.16

Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. Any election to participate in the Plan is deemed a consent by the Participant to be insured by and Employer. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

18.17

Legal Fees. In the event of any dispute under the Plan, the party which is successful on the merits pursuant to a legal judgment, arbitration or settlement shall be entitled to recover from the other party all of the prevailing party’s costs of counsel, fees, and expenses incurred.

IN WITNESS WHEREOF, the Bank has signed this Plan document as of December 9, 2008.

LAKE CITY BANK, an Indiana state bank

By: /s/ Michael L. Kubacki
Michael L. Kubacki
Title: President and CEO